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                                                                   EXHIBIT 4-D-9

                                   APPENDIX G
                                       TO
                                   INDENTURE

                       DATED AS OF MARCH 1, 1985, BETWEEN
                              CHRYSLER CORPORATION
                                      AND
                      STATE STREET BANK AND TRUST COMPANY
         (as successor Trustee to Manufacturers Hanover Trust Company)

                           7.45% DEBENTURES DUE 2027

     There is hereby created under this Indenture a series of Debt Securities known and designated as the "7.45% Debentures due 2027" of the Company (in this Appendix sometimes referred to as the "Debentures"). The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is limited to $600,000,000, except for Debentures authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 304, 305, 306 or 906.

     The Stated Maturity of the Debentures shall be March 1, 2027, and the Debentures shall bear interest at the rate of 7.45% per annum, from March 3, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on March 1 and September 1 of each year, commencing September 1, 1997, to the Persons in whose names the Debentures (or any Predecessor Securities) are registered at the close of business on the February 15 or August 15 next preceding such Interest Payment Date, until the principal thereof is paid or made available for payment.

     The Debentures shall be redeemable as set forth in the form thereof.

     The Depositary for the Debentures shall be The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Debenture, and thereafter the Depositary shall be such successor Depositary.

     The certificates evidencing the Debentures shall be in substantially the following form:

                           FORM OF FACE OF DEBENTURE

                              CHRYSLER CORPORATION

                           7.45% DEBENTURES DUE 2027

     [If this Debenture is to be issued in the form of a Global Security insert the following:

     Unless and until this Debenture is exchanged in whole or in part for one or more Debentures in definitive registered form, this Debenture may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.]

No. . . . . . .                                                  $ . . . . . . .

     CHRYSLER CORPORATION, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to, or registered assigns, the principal sum of Dollars on March 1, 2027, and to pay interest thereon from March 3, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on March 1 and September 1 in each year, commencing September 1, 1997, at the rate of 7.45% per annum, until the principal hereof is paid or made available for
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payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of, or by wire transfer to an account designated by, the person entitled thereto as such address shall appear on the Security Register.

     Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by manual signature by the Trustee referred to on the reverse hereof, this Debenture shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by the manual or facsimile signatures of its officers thereunto duly authorized.

Dated:                                             CHRYSLER CORPORATION
[SEAL]                                             By
Attest:                                            --------------------------------------------
--------------------------------------------
Assistant Secretary

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                          FORM OF REVERSE OF DEBENTURE

                              CHRYSLER CORPORATION

                           7.45% DEBENTURES DUE 2027

     This Debenture is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (herein called the "Debt Securities") of the series hereinafter specified, all issued and to be issued under an Indenture (herein called the "Indenture") dated as of March 1, 1985, between the Company and MANUFACTURERS HANOVER TRUST COMPANY as Trustee (herein called the "Trustee" which term includes State Street Bank and Trust Company and any other successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the 7.45% Debentures due 2027 of the Company, limited in aggregate principal amount to $600,000,000 (herein called the "Debentures").

     The Debentures may be redeemed as a whole or in part, at the option of the Company at any time and from time to time, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of the Debentures at their address appearing in the Security Register, all as provided in the Indenture, at a redemption price equal to the greater of (i) 100% of the principal amount of the Debentures to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 18 basis points, together in either case with accrued interest on the principal amount being redeemed to the date of redemption (but interest installments whose Stated Maturity is on the Redemption Date will be payable to the Holders of such Debentures, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof) all as provided in the Indenture.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Debentures.

     "Comparable Treasury Price" means with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third business day preceding such redemption date.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

     "Reference Treasury Dealer" means each of Salomon Brothers Inc, Chase Securities Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and their

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respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

     "Remaining Scheduled Payments" means, with respect to each Debenture to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Debenture, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default, as defined in the Indenture, with respect to the Debentures, shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% in aggregate principal amount of the Debt Securities of each series at the time Outstanding and also permits the Company and the Trustee, in certain circumstances, to amend the Indenture without notice to, or the consent of, the Holders of any of the Debt Securities. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time Outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such holder and upon all future Holders of this Debenture and of any Debenture issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture.

     Holders of Debt Securities may not enforce their rights pursuant to the Indenture or the Debt Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in Boston, Massachusetts duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same.

     No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

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     The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Debentures shall be governed by, and construed in accordance with, the laws of the State of New York.

     All terms used in the Debentures which are defined in the Indenture, including Appendix G thereto, shall have the meanings assigned to them therein.

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